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                                                                      OpTel, Inc

                                                                    EXHIBIT 99.A


                                  [OPTEL LOGO]



       OPTEL, INC REPORTS RESULTS FOR SECOND QUARTER FOR FISCAL YEAR 1999

                           NEW MILESTONES ACHIEVED IN
                              TELEPHONY DEPLOYMENT


DALLAS, March 24, 1999 - OpTel, Inc ("OpTel") today announced its unaudited financial results for the second quarter and the first half of the fiscal year ending August 31, 1999 ("fiscal 1999"). Operating and financial highlights (in thousands of dollars where appropriate) are set out below.

OPERATING HIGHLIGHTS - COMPARED TO SECOND QUARTER OF FISCAL 1998

UNITS UNDER CONTRACT

o    543,000 units under contract, up 25%
o 75% increase in units under contract for telecommunications from 61,082 to 107,109
o 17% increase in units under contract for cable television from 372,138 to 435,738

CUSTOMER NUMBERS

o    Telecommunications lines up 108% to 13,229 lines
o    Cable television customers up 26% to 218,023


                                                        Three Months Ended
                                      --------------------------------------------------------
                                      Feb. 28,    Nov. 30,     Percent      Feb.28,   Percent
                                      --------    --------    --------     --------   --------
                                        1999        1998      change         1998     change
                                      --------    --------    --------     --------   --------
FINANCIAL HIGHLIGHTS

TOTAL REVENUE                         $ 20,425    $ 20,540      (1%)        $ 14,639      40%
   Cable television                     18,912      19,183      (1%)          13,774      37%
   Telecommunications                    1,513       1,357      11%              865      75%
EBITDA                                $ (2,670)   $ (1,389)       --        $    107       --



Commenting on the Company's results, Louis Brunel, President and Chief Executive Officer, said:

"In the second quarter of fiscal 1999, we continued to show strong progress on the deployment of telephony services. Compared to the end of the second quarter of 1998, our phone units under contract increased by 75% while our phone units passed have increased by almost three fold. I am particularly pleased to report that our first direct selling effort in the central office markets has exceeded our expectations, generating in the second quarter alone an increase of 26% in phone lines. We had to overcome local number portability (LNP) interface problems with the local exchange carrier (LEC) before launching this direct sales program. We did, and OpTel now is a large user of LNP and most likely the largest user in Texas.

Last quarter we presented our new telephony access strategy to expand our addressable market. In a short period of time we obtained confirmation for collocation of our central office switch termination equipment in 11 end offices in Houston and 5 more in final phase of approval, with the first activation planned for May. We also filed similar



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                                                                      OpTel, Inc

requests for 11 end offices in Dallas. Collocation is intended to improve our time to market, leverage our telephony investment and promote new Rights of Entry.

Internet access service deployment was another area of progress. During the second quarter we launched our high speed service in Dallas, Houston, and San Francisco. We plan to roll it out to our major markets within the next twelve months.

However, while telephone passings, revenues and line growth were gaining momentum in the second quarter, cable passings, revenues and customers remained flat. To address the situation, we are reorganizing marketing and sales management, we launched direct sales activities and will introduce in the third quarter other direct marketing initiatives.

As anticipated, we are reporting negative EBITDA for the second quarter of fiscal 1999 as the accelerated roll-out of telephony central office switches in six additional markets and the deployment of switch collocation access and Internet access services continued to put pressure on EBITDA in the short term."

OpTel is a leading network based provider of integrated communications services, including local and long distance telephone, cable television and high speed Internet access services, to residents of multiple dwelling units in the United States. The Company currently provides cable television and telecommunications services in a number of metropolitan areas including Los Angeles, San Diego, San Francisco, Phoenix, Denver, Houston, Dallas-Fort Worth, Chicago, Indianapolis, Atlanta, Miami-Ft. Lauderdale and Orlando-Tampa. OpTel is majority owned by Le Groupe Videotron Ltee ("GVL"), owner of the second largest cable television operator in Canada.

                                      # # #

For further information, please contact:

Bertrand Blanchette
Chief Financial Officer
214-637-8716


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                                                                      OpTel, Inc

FINANCIAL RESULTS  FOR THE SECOND QUARTER OF FISCAL 1999

     TOTAL REVENUES. Total revenues for the second quarter of fiscal 1999 increased by $5.8 million, or 40%, to $20.4 million compared to revenues of $14.6 million for the second quarter of fiscal 1998. The increase in total revenue is principally the result of the acquisition of ICS in April 1998.

     CABLE TELEVISION. Cable television revenues for the second quarter of fiscal 1999 increased by $5.1 million, or 37%, to $18.9 million from $13.8 million for the comparable period in fiscal 1998. This reflected a 26 % increase in the number of basic subscribers and a 5 % increase in the average monthly revenue per basic subscribers. The average monthly revenue per basic subscriber increased from $27.57 for the second quarter of fiscal 1998 to $28.98 for the second quarter of fiscal 1999. The increase in average monthly revenue per basic subscribers mainly resulted from annual rate increases, rate increases following property upgrades, and a shift in the mix of basic subscribers to favor cities with higher revenues per basic subscribers. The Company maintained basic penetration at 54 %.

     TELECOMMUNICATIONS. Telecommunications revenues for the second quarter of fiscal 1999 increased by 75% to $1.5 million, up from $0.9 million for the comparable period of the preceding year, reflecting a 108 % increase in the number of lines compared to the second quarter of fiscal 1998 offset by a slight decline in the average monthly revenue per line which decreased from $43.64 to $43.07. Since launching central office switches in Houston and Dallas during fiscal 1998, the Company has increased its efforts to market its telephone product in these markets.

     PROGRAMMING, ACCESS FEES AND REVENUE SHARING. Programming, access fees and revenue sharing increased from $6.7 million for the second quarter of fiscal 1998 to $9.3 million for the second quarter of fiscal 1999. The increased cost is primarily attributed to the subscriber growth mentioned above and to increases in rates charged by programming suppliers.

     CUSTOMER SUPPORT, GENERAL AND ADMINISTRATIVE. Customer support, general and administrative expenses were $13.8 million for the second quarter of fiscal 1999 compared to $7.9 million for the second quarter of fiscal 1998. The increase in customer support, general and administrative expenses was largely due to an increase in personnel associated with the expansion of the Company's operations and the roll-out of telephone and Internet services. In connection with reorganizing the management of certain departments, the Company has incurred costs in excess of $0.6 million.

     EBITDA. The Company's EBITDA (earnings before interest, income taxes, and depreciation and amortization) for the second quarter of fiscal 1999 was negative $2.7 million compared to $0.1 million for the second quarter of fiscal 1998. EBITDA is not intended to represent cash flow from operations or an alternative to net loss, each as defined by generally accepted accounting principles.

     DEPRECIATION AND AMORTIZATION. Depreciation and amortization was $9.3 million for the second quarter of fiscal 1999 compared to $5.8 million for the second quarter of fiscal 1998. This increase is primarily attributable to an increase in cable and telephone systems and intangible assets resulting from continued purchases and construction of such systems and from acquisitions of businesses.

     INTEREST EXPENSE. Interest expense (net of amounts capitalized) was $12.9 million for the second quarter of fiscal 1999, a $1.4 million decrease from interest expense of $14.3 million for the second quarter of fiscal 1998. This decrease is attributable to the elimination of interest expense associated with the convertible notes payable to stockholder which were converted to preferred stock in march 1998.

     INTEREST AND OTHER INCOME. For the second quarter of fiscal 1999, interest and other income was $1.2 million, compared to $2.2 million for the second quarter of fiscal 1998 reflecting a decrease of $0.9 million. This is primarily the result of the Company having a smaller average balance of invested cash during the second quarter of fiscal 1999 than fiscal 1998. The Company invests its cash in money market funds and other short-term, high grade instruments according to its investment policy and certain restrictions of its indebtedness.

     CAPITAL EXPENDITURES. For the second quarter of 1999 the Company incurred $31.5 million in capital expenditures compared to $20.2 million for the corresponding period in 1998 (including acquisition of intangible assets).


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                                                                      OpTel, Inc

FINANCIAL & OPERATIONAL DATA

====================================================================================================================
                                                     February      May 31,    August 31,    November     February
                                                     28, 1998       1998         1998       30, 1998     28, 1999
CABLE TELEVISION
                                                    ------------ ------------ ------------ ------------ ------------

UNITS UNDER CONTRACT (NOTE 1)                           372,138      431,387      432,955      436,136      435,738
AS A % OF MARKET (NOTE 2)                                 12.5%        14.4%        14.4%        14.5%        14.5%
UNITS PASSED                                            320,288      397,281      399,210      401,378      401,600
BASIC SUBSCRIBERS (NOTE 1)                              172,643      217,106      216,249      217,593      218,023
PENETRATION                                               53.9%        54.6%        54.2%        54.2%        54.3%
PAY TO BASIC RATIO (NOTE 3)                               83.9%        86.7%        84.5%        83.6%        80.9%
AVERAGE MONTHLY REVENUE PER SUBSCRIBER  (NOTE 4)    $     27.57  $     27.74  $     29.05  $     29.42  $     28.98

TELECOMMUNICATIONS

                                                    ------------ ------------ ------------ ------------ ------------
UNITS UNDER CONTRACT (NOTE 1)
AS A % OF MARKET (NOTE 2)                                61,082       89,731       94,338      106,863      107,109
UNITS PASSED                                               2.0%         3.0%         3.1%         3.6%         3.6%
LINES (NOTE 1)                                           17,551       33,131       35,671       42,299       47,462
PENETRATION (LINES)                                       6,375        7,700        9,244       10,483       13,229
AVERAGE MONTHLY REVENUE PER LINE (NOTE 4)                 36.3%        23.2%        25.9%        24.8%        27.9%
                                                    $     43.64  $     50.63  $    $46.09  $     46.30  $     43.07

                                                    ------------ ------------ ------------ ------------ ------------
====================================================================================================================


1. Units under contract represents the number of units currently passed and additional units for with respect to which the Company has entered into Rights of Entry for the provision of cable television and telecommunication services, respectively, but which the Company has not yet passed and which the Company expects to pass within the next five years. Amounts include all units acquired from ICS as of April 1998. As of February 28, 1999, there were 9,628 units under contract (8,852 cable and 776 telephone) for which owner consents have to be delivered by ICS. These figures include 4,338 cable television subscribers and 216 telecommunication lines for which owner consents have to be delivered by ICS. Although consents for these properties have not been received, the Company services these units and receives the revenue for these customers.

2. Based on an estimated 3.0 million units (as of March 25, 1998) in MDU's with greater than 150 units located in the Company's markets as estimated by industry sources and updated using Company estimates as necessary.

3. In common with most other cable television providers the Company has revised the method of reporting premium penetration to include all premium units in the calculation.

4. Represents average monthly revenue per the average number of basic subscribers/lines for the fiscal periods ended as of the date shown.



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                                                                      OpTel, Inc



CONDENSED STATEMENTS OF OPERATIONS
($'S  IN THOUSANDS)
(UNAUDITED)

                                                                Quarter Ended
                                                                February 28,
                                                             1999          1998
                                                          ----------    ----------
REVENUES
  Cable television                                        $   18,912    $   13,774

  Telecommunications                                           1,513           865
                                                          ----------    ----------

       Total revenues                                         20,425        14,639

OPERATING EXPENSES:
  Programming, access fees and revenue sharing                (9,301)       (6,654)
  Customer support, general and administrative               (13,794)       (7,878)
  Depreciation and amortization                               (9,288)       (5,753)
                                                          ----------    ----------

       Total operating expenses                              (32,383)      (20,285)
                                                          ----------    ----------

LOSS FROM OPERATIONS                                         (11,958)       (5,646)

OTHER
  Interest expense, net                                      (11,637)      (12,112)
                                                          ----------    ----------

NET LOSS                                                     (23,595)   $  (17,758)
                                                          ==========    ==========


EARNINGS ATTRIBUTABLE TO PREFERRED STOCK                      (4,923)         --
                                                                        ----------

NET LOSS ATTRIBUTABLE TO COMMON EQUITY                    $  (28,518)   $  (17,758)
                                                          ==========    ==========






CONDENSED CONSOLIDATED BALANCE SHEETS
($'S  IN THOUSANDS)
(UNAUDITED)

                                                                February 28,
                                                             1999         1998
                                                          ----------   ----------
ASSETS
Cash and short term investments                           $   60,032      129,542

Restricted investments                                        38,645       54,509
Property, plant & equipment                                  308,289      203,778
Intangibles                                                  159,055      110,050
Other assets                                                  15,438        7,292
                                                          ----------   ----------

Total                                                     $  581,459   $  505,171
                                                          ==========   ==========


LIABILITIES & STOCKHOLDERS' EQUITY
Accounts payable & other liabilities                      $   36,444   $   26,166

Drawn portion of long term bank debt                            --        125,000
Convertible notes payable to stockholder                        --        139,244
Notes payable & deferred acquisition liabilities             428,853      228,423
                                                          ----------   ----------

Total liabilities                                            465,297      518,833



Stockholders' equity                                         116,162      (13,662)
                                                          ----------   ----------

Total                                                     $  581,459   $  505,171
                                                          ==========   ==========



THE FOREGOING INCLUDES CERTAIN FORWARD LOOKING STATEMENTS THAT ARE IDENTIFIED BY WORDS SUCH AS "EXPECT" AND SIMILAR EXPRESSIONS. ACHIEVEMENT OF SUCH EXPECTATIONS IS SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING, AMONG OTHERS, THE AVAILABILITY OF ADDITIONAL FINANCING ON A TIMELY BASIS AND ON REASONABLE TERMS, OBTAINING VARIOUS REGULATORY APPROVALS AND SUCCESSFUL MANAGEMENT OF THE COMPANY'S EXPANSION PLANS.


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